  Exhibit 21.1

SUBSIDIARIES OF MONROE CAPITAL INCOME PLUS CORPORATION

Name	Jurisdiction
MC Income Plus Financing SPV LLC	Delaware
MCIP Holding Company I, LLC	Delaware